Exhibit 17.1

                                        7121 Park Heights Avenue
                                        Apartment 710
                                        Baltimore, Maryland 21215
                                        July 8, 1997

Scott Rifkin, M.D.
Chairman of the Board
Doctors Health System
10451 Mill Run Circle
10th Floor
Owings Mills, Maryland 21117

Dear Dr. Rifkin:

        I wish to inform you that I am resigning my position as a Director of Doctors Health System effective July 15, 1997.

                                        Very truly yours,



                                        /s/ Robert S. Zetzer
                                        ___________________________
                                        Robert S. Zetzer